As filed with the Securities and Exchange Commission on May 8, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
under
The Securities Act of 1933

CONSOLIDATED COMMUNICATIONS
HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0636095 (I.R.S. employer identification no.)

121 South 17th Street
Mattoon, Illinois 61938-3987
(Address of principal executive offices, including zip code)

Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan

(Full title of each plan)

Steven L. Childers
Chief Financial Officer
Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, Illinois 61938-3987
(Name and address of agent for service)

(217) 235-3311
(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel
Schiff Hardin LLP
233 South Wacker Drive
Suite 6600
Chicago, Illinois 60606
(312) 258-5670

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ Do not check if a smaller reporting	Smaller reporting company	☐
company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	1,000,000(2)	$20.60(1)	$20,600,000(1)	$2,394.00(1)

(1)                                 Estimated on the basis of $20.60 per share, the average of the high and low sales prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on May 6, 2015 solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933.

(2)                                 Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statements on Form S-8 (File Nos. 333-121086 and 333-166757), filed by the Registrant with the Securities and Exchange Commission on October 11, 2005 and May 10, 2012, respectively, registering shares of its Common Stock, par value $0.01 per share, issuable under the Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statements (other than the exhibits and the signature page) is set forth in the Registration Statements on Form S-8 (File Nos. 333-121086 and 333-166757), as described above, and is incorporated herein by reference.

Item 8.   Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on the 4th day of May, 2015.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes C. Robert Udell and Steven L. Childers, and each of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including any post-effective amendments and supplements) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes such person might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of May, 2015.

Signature	Title	Date

/s/ C. Robert Udell, Jr.	President, Chief Executive Officer and	May 4, 2015
C. Robert Udell, Jr.	Director (Principal Executive Officer)

/s/ Steven L. Childers	Chief Financial Officer (Principal	May 4, 2015
Steven L. Childers	Financial Officer and Principal Accounting Officer)

/s/ Robert J. Currey	Executive Chairman of the Board	May 4, 2015
Robert J. Currey	and Director

/s/ Thomas A. Gerke	Director	May 4, 2015
Thomas A. Gerke

/s/ Richard A. Lumpkin	Founding Director	May 4, 2015
Richard A. Lumpkin

/s/ Roger H. Moore	Director	May 4, 2015
Roger H. Moore

/s/ Dale E. Parker	Director	May 4, 2015
Dale E. Parker

/s/ Maribeth S. Rahe	Director	May 4, 2015
Maribeth S. Rahe

/s/ Timothy D. Taron	Director	May 4, 2015
Timothy D. Taron

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1

Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 dated July 19, 2005 (File No. 333-121086)

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 4, 2011)

3.3	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated June 29, 2014)

4	Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement filed on March 27, 2015)

5	Opinion of Schiff Hardin LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Schiff Hardin LLP (included as part of Exhibit 5)

24	Power of Attorney (set forth on the signature page)